UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 31, 2007
BRIGHTPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)
Indiana

(State or Other Jurisdiction of Incorporation)

0-23494	35-1778566

(Commission File Number)	(IRS Employer Identification No.)

501 Airtech Parkway, Plainfield, Indiana	46168

(Address of Principal Executive Offices)	(Zip Code)
(317) 707-2355

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On October 31, 2007, the Compensation and Human Resources Committee of Brightpoint, Inc. (the “Registrant”) approved an amended and restated employment agreement and a relocation agreement between the Registrant and Michael K. Milland, the Registratnt’s Co-Chief Operating Officer and President, International Operations. Both agreements have an effective date of October 1, 2007. The amended and restated employment agreement contains substantially the same terms as Mr. Milland’s prior employment agreement, which was assumed by the Registrant when it acquired Dangaard Telecom on July 31, 2007, except that payment amounts are set forth in US Dollars. Mr. Milland’s annual salary under the amended and restated employment agreement is $530,880 per annum, and his cash bonus potential is $132,720 (25% of his base salary) per annum. The amended and restated employment agreement specifies that beginning in 2008 Mr. Milland will also be eligible to participate in the Registrant’s Executive Equity Program, providing him with the opportunity to earn equity awards under the Registrant’s 2004 Long-Term Incentive Plan worth up to 50% of his base salary (initially $265,440) per annum. Mr. Milland can terminate his employment upon six months written notice. If the employer terminates Mr. Milland’s employment other than for Cause (as defined in the agreement) or because of Mr. Milland’s death or disability, then Mr. Milland is entitled to receive his base salary, but not bonus, for a period of 60 months (if terminated during the first year following the Dangaard acquisition) decreasing by 12 months a year until it reaches a minimum level of 24 months. The Employment Agreement also contains non-competition and confidentiality provisions.
The relocation agreement was approved as an incentive for Mr. Milland to move from Denmark to the United States and to help him defray certain costs associated with his and his family’s relocation. The relocation agreement has a term of three years (so long as Mr. Milland remains employed pursuant to the terms of his amended and restated employment agreement) and contains annual housing, benefit, vacation and education payments in an aggregate amount of approximately $150,000.
The foregoing description of the amended and restated employment agreement and the relocation agreement is qualified in its entirety by reference to the agreements, which are annexed hereto as Exhibits 10.1 and 10.2, respectively.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1*	Amended and Restated Employment Agreement between Brightpoint, Inc. and Michael K. Milland, effective as of October 1, 2007.

10.2*	Relocation Agreement between Brightpoint, Inc. and Michael K. Milland, effective as of October 1, 2007.

*	Denotes management compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, Inc. (Registrant)
By:	/s/ Steven E. Fivel
Steven E. Fivel
Executive Vice President, General Counsel and Secretary

Date: November 6, 2007